Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130147 and 333-141207 on Form S-8, and Registration Statement No. 333-147433 on Form S-3 of our report dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of International Coal Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment as of January 1, 2006 and the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans, as of December 31, 2006), and our report dated February 29, 2008 relating to the effectiveness of International Coal Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of International Coal Group, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 29, 2008